00967

NUMBER

U

UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS

DJSP ENTERPRISES, INC.

CUSIP G7982P 11 2

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT

SPECIMEN

is the owner of Units.

Each Unit ("Unit") consists of one (1) ordinary share, par value $0.0001 per share (the "Shares"), of DJSP Enterprises, Inc., a British Virgin Islands business company incorporated with limited liability (the "Company"), and one warrant ("Warrant"). Each Warrant entitles the holder to purchase one (1) ordinary share for $5.00 per Share (subject to adjustment). The Shares and Warrants comprising the Units represented by this certificate shall commence separate trading on the 10th business day following the date of the Company's prospectus relating to its initial public offering; provided, however, that, in no event may the Shares and Warrants be traced separately until the Company has filed a Form 6-K which includes an audited balance sheet reflecting its receipt of the proceeds of its initial public offering of securities. The terms of the Warrants are governed by a Warrant Agreement, dated as of August 11, 2008, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

DJSP ENTERPRISES, INC. CORPORATE SEAL 2008 THE BRITISH VIRGIN ISLANDS

SECRETARY

CHAIRMAN

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, NJ)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED OFFICER

AMERICAN BANK NOTE COMPANY.

DJSP ENTERPRISES, INC.

The Company will furnish, without charge, to each shareholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the securities represented hereby are issued and shall be held subject to all the provisions of the memorandum and articles of association and all amendments thereto and resolutions of the board of directors providing for the issue of preferred shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT–	________ Custodian ________
			(Cust) (Minor)
TEN ENT	– as tenants by the entireties		under Uniform Gifts to Minors
JT TEN	– as joint tenants with right of survivorship and not as tenants in common		Act ________
			(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ________________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *ordinary shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said ordinary shares on the books of the within named Company with full power of substitution in the premises.

Dated ________________

____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,PURSUANT TO SEC RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the Company's liquidation upon failure to consummate a business combination (ii) if the holder seeks to redeem his respective shares for cash upon an extension of the period of time to complete a business combination to 36 months which he voted against, or (iii) which is approved by the shareholders of the Company as set forth in the Company's prospectus the completion of a business combination which the holder voted against and which the holder seeks redemption for his shares. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.